UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2012

CENTRAL EUROPEAN

DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2012, Marek Forysiak, a member of the board of directors (the “Board”) of Central European Distribution Corporation (the “Company”) notified the Board of his resignation from the Board effective immediately. Mr. Forysiak, who has served as an independent director of the Company since April 2009, was a member of the Board’s Audit Committee. The Company expects Mr. Sieger to be appointed to the Audit Committee following Mr. Forysiak’s departure.

Item 8.01. Other Events.

On December 10, 2012, the Company engaged Alvarez & Marsal North America, LLC, Alvarez & Marsal CIS LLP and Alvarez & Marsal Poland Sp. z o.o. (collectively “Alvarez & Marsal”) as its restructuring advisor. Alvarez & Marsal was selected by the Board with the unanimous approval of the special committee of Company directors. The Company also appointed Maxim Frangulov, Managing Director of Alvarez & Marsal and co-head of Alvarez & Marsal’s restructuring practice in Russia, as the Company’s Chief Restructuring Officer. Mr. Frangulov and his team will serve as independent contractors to the Company and will report to the Board.

Mr. Frangulov has more than 15 years of experience in corporate restructuring advisory services. As Chief Restructuring Officer, he will advise the Company on improving its liquidity management and operational efficiency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ David Bailey
David Bailey
Interim Chief Executive Officer

Date: December 11, 2012